EXHIBIT 10.1

RESOLUTION

Director Equity Compensation

RESOLVED, that the Nominating and Governance Committee recommends that the Board of Directors adopt, and the Board does hereby adopt the following resolutions:

RESOLVED, that on June 1 of each year, directors who are not officers or employees of the Corporation or any of its subsidiaries (each a “Non-Employee Director”) who are serving as a director on that date shall be entitled to receive a number of restricted stock units (“RSU”s) equal to $150,000 divided by the price at which a share of the Corporation’s common stock was last sold in the principal United States market for the stock as of such June 1, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that any Non-Employee Director initially elected to the Board effective on any date other than June 1 shall be entitled to receive on the date he or she joins the Board, a number of RSUs equal to $150,000 divided by the price at which a share of the Corporation’s common stock was last sold in the principal United States market for the stock as of the date the Non-Employee Director joins the Board, multiplied by a fraction, the numerator of which is the number of full calendar months from such date until the following May 31 and the denominator of which is 12, with any fractional amount rounded up to the next whole RSU.

FURTHER RESOLVED, that awards of RSUs granted on or after June 1, 2016, under the 2006 Equity Compensation Plan for Non-Employee Directors (the “Plan”), shall be evidenced by the form of Restricted Stock Unit Award Agreement, as presented to this meeting, with such changes as may be approved by the Executive Vice President, Human Resources, Allstate Insurance Company.

FURTHER RESOLVED, that beginning with the RSU awards made on or after June 1, 2016, the period of restriction will begin on the date of grant and continue through the earlier of (i) the day prior to the third anniversary of the date of grant, (ii) the date on which the Non-Employee Director’s Board service terminates, and (iii) the date of the Non-Employee Director’s death or disability as defined in the Plan (the “Standard Period of Restriction”), unless the Non-Employee Director elects a period of restriction other than the Standard Period of Restriction, as provided below.

FURTHER RESOLVED, that for RSU awards granted on June 1, 2016, a Non-Employee Director may elect a period of restriction other than the Standard Period of Restriction, which shall begin on the date of grant and continue through either (a) May 31, 2026, or (b) the later of the date on which the Non-Employee Director’s Board service terminates, except in the event of the Non-Employee Director’s death or disability as defined in the Plan which event shall terminate the period of restriction on the date of such death or disability, or May 31, 2024 (the “2016 Deferral”), by delivering written notice to the Executive Vice President, Human Resources, Allstate Insurance Company not later than May 31, 2016, such election to be invalidated if the Non-Employee Director’s Board service terminates within the twelve-month period following any 2016 Deferral election.

FURTHER RESOLVED, that for RSU awards granted after June 1, 2016, a Non-Employee Director may elect a period of restriction other than the Standard Period of Restriction, which shall begin on the date of grant and continue through either (i) the date on which the Non-Employee Director’s Board service terminates, or (ii) the day prior to the tenth anniversary of the date of grant, except in the event of the Non-Employee Director’s death or disability as defined in the Plan, which event shall terminate the period of restriction on the date of such death or disability, (the “Deferral”), by delivering written notice to the Executive Vice President, Human Resources, Allstate Insurance Company not later than December 31 of the calendar year immediately preceding the year in which the RSUs are granted.

FURTHER RESOLVED, that for any Non-Employee Director initially elected to the Board, such Deferral election must be made by written notice to the Executive Vice President, Human Resources, Allstate Insurance Company by the date of his or her election or appointment to the Board or such other date that complies with Section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

FURTHER RESOLVED, that each such Deferral election shall be irrevocable after the calendar year in which such election is made and thereafter, and shall remain in effect for all successive RSU awards unless and until the Non-Employee Director files a subsequent change to an existing deferral election.

FURTHER RESOLVED, that the Executive Vice President, Human Resources, Allstate Insurance Company is authorized to prepare election forms consistent with these resolutions and applicable law.

FURTHER RESOLVED, that the foregoing resolutions supersede resolutions pertaining to restricted stock unit awards granted to Non-Employee Directors adopted by the Board of Directors on September 24, 2014.

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